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Bill Zima

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Chindex International, Inc. Reports First Quarter 2014 Financial Results

Bethesda, Maryland – May 8, 2014 – Chindex International, Inc. (NASDAQ: CHDX), an American healthcare company providing premium quality healthcare services in China through the operations of United Family Healthcare (“UFH”), a network of private primary care hospitals and affiliated ambulatory clinics, today announced financial results for the first quarter ended March 31, 2014.

First Quarter 2014 Financial Highlights

•	Revenue from healthcare services increased 20% to $49.9 million from $41.6 million in the prior year period.

•	Adjusted EBITDA increased 22% to $9.0 million from $7.4 million in the prior year period.

•	Development, pre-opening and start-up expense was $4 million, compared to $2.5 million in the prior year period.

•	Loss from operations was $1.5 million, compared to income from operations of $2.6 million in the prior year period.

•	Net loss was $3.5 million, or $(0.20) per diluted share, compared to net loss of $62,000, or $0.00 per diluted share, in the prior year period.

•	Merger transaction expense was $3.3 million.

Roberta Lipson, President and CEO of Chindex, commented, “The first quarter 2014 was characterized by continued growth in our traditionally strong primary care services: pediatrics, obstetrics and gynecology, and family and internal medicine. We also saw increasing contributions from our newer surgical services. At the same time we are moving forward with expansion both in current and new markets. We recently announced our new Financial Street Clinic to open later this year in Beijing and our new joint venture agreement with the Guangdong TCM Hospital to build Guangzhou United Family Hospital, which is projected to open in 2016. Our results this period reflect heavy development expenses from these expansion activities as well as significant transaction expenses related to our pending merger.”

Business Updates

On April 21, 2014, the Company announced that it had entered into an amended and restated merger agreement (the “Amended Agreement”) with a buyer consortium (the “Buyer Consortium”) comprised of an affiliate of TPG, an affiliate of Shanghai Fosun Pharmaceutical (Group) Co., Ltd., and Ms. Roberta Lipson, the CEO of the Company, and a merger subsidiary of the Buyer Consortium. Pursuant to the Amended Agreement, upon the terms and subject to the conditions thereof, at the effective time of the merger, the merger subsidiary of the Buyer Consortium will be merged with and into the Company and the Company will become a wholly-owned subsidiary of the Buyer Consortium. Among other changes, the Amended Agreement provides for an increase in the merger consideration from $19.50 under the original merger agreement entered into on February 17, 2014 with the Buyer Consortium (the “Original Agreement”) to $24.00 per share in cash and an increase in implied equity value from $369 million under the Original Agreement to $461 million.

If the merger is completed, the Company will cease to be a publicly traded company.

First Quarter 2014 Financial Results

First quarter 2014 revenue from healthcare services increased 20% to $49.9 million from $41.6 million in the prior year period. These results reflect continued growth of inpatient and outpatient volume across the United Family Healthcare network as well as increasing contributions from the Company’s new facilities in Beijing. Overall, outpatient services contributed 59% of revenue while inpatient services contributed 41%, compared with 57% and 43%, respectively, in the prior year period. By service line, surgical services contributed 18.4%; OB/GYN contributed 14.3%; pediatrics contributed 9.9%; ancillary services, including laboratory, radiology and pharmacy, contributed 28.2%; internal medicine contributed 3.2%; emergency room contributed 2.9%; dental contributed 5.7%; family medicine 2.1% and other clinical service lines contributed 15.3% of revenue.

Operating expenses in the first quarter of 2014 increased 32% to $51.4 million from $39 million in the prior year period. The increase was primarily driven by merger transaction expenses of $3.3 million which includes fees for legal and other professional services related to the Company’s pending merger. Salaries, wages and benefits in the first quarter of 2014 increased 24% to $28 million from $22.7 million in the prior year period, reflecting a 15% increase in headcount to support revenue growth and development activities for new facilities and services. The increase also reflects a new government mandate on increased social benefits. Development, pre- and post-opening and start-up expenses were $4 million this quarter, compared to $2.5 million for the prior year period. These expenses were driven by development projects including the Company’s Beijing United Family Rehabilitation Hospital, expansions of the United Family Shunyi and CBD Clinics in Beijing and the Guangzhou United Family Hospital.

Adjusted EBITDA in the first quarter of 2014 increased 22% to $9.0 million, compared to $7.4 million in the prior year period. The Adjusted EBITDA results show continued growth of the Company’s core primary care business as well as growth from recently-expanded surgical services.

Loss from operations was $1.5 million, compared to income from operations of $2.6 million in the prior year period.

The Company recorded a $1.6 million provision for taxes in the first quarter of 2014, compared to the tax provision of $1.9 million in the prior year period. As in past quarters, the current period provision continued to be impacted by a higher tax rate due to losses in development and start-up entities for which the Company cannot currently recognize tax benefits.

Net loss for the quarter ended March 31, 2014 was $3.5 million, or $(0.20) per diluted share, compared to net loss of $62,000, or $0.00 per diluted share, in the prior year period. This included loss from the Company’s minority interest in CML of $350,000 this year compared to a loss of $900,000 in the prior year period. For the first quarter of 2014, weighted average diluted shares outstanding were 17.7 million.

As of March 31, 2014, the Company had $28.5 million in unrestricted cash and cash equivalents.

Chindex Medical Limited

For Chindex Medical Limited (CML), a joint venture between Shanghai Fosun Pharmaceutical (Group) Co., Ltd. and Chindex International, Chindex recognized its 30% interest in CML’s net loss using the equity method of accounting since the acquisition of Alma Lasers, Inc. on May 27, 2013.

In the first quarter of 2014, Chindex recognized a $350,000 loss for its equity interest in CML.

The operating results of CML in the first quarter of 2014 were negatively impacted by traditionally slower first quarter sales cycles in the China market offset by strong sales of Alma Lasers in the North American market.

Non-GAAP Measures

The Company presents Adjusted EBITDA to better illustrate ongoing operational results. Adjusted EBITDA is defined as income (loss) before interest expense, interest and other income, income taxes, depreciation and amortization, and also excludes development, pre-opening and start-up expenses related to new and pending hospitals and clinics and equity in earnings (loss) of unconsolidated affiliate and nonrecurring transaction costs. The Company anticipates recurring development, pre-opening and start-up expense and notes that such expense is a basic element of the long term growth plan. Management believes that providing an Adjusted EBITDA analysis to investors is a helpful metric to better illustrate the Company’s operations, including development plans, and changes in presentation from historical periods. The Company uses Adjusted EBITDA for business planning and other purposes. Other companies may calculate Adjusted EBITDA differently, and therefore Chindex’s Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Adjusted EBITDA is not a measure of financial performance under U.S. generally accepted accounting principles (GAAP), and should not be considered in isolation or as an alternative to net income (loss), cash flows from operating activities and other measures determined in accordance with GAAP. Items excluded from Adjusted EBITDA are significant and necessary components to the operations of the Company’s business, and, therefore, Adjusted EBITDA should only be used as a supplemental measure of operating performance.

Conference Call

Management will host a conference call at 9:00 am ET Thursday, May 8, 2014 to discuss financial results. To participate in the conference call, U.S. domestic callers may dial 1-877-303-9231 and international callers may dial 1-760-666-3567 approximately 10 minutes before the conference call is scheduled to begin. The conference ID is 39898301. A webcast and replay of the earnings call will be accessible via Chindex’s website at http://ir.chindex.com/events.cfm.

About Chindex International, Inc.

Chindex is an American health care company providing premium quality health care services in China through the operations of United Family Healthcare, a network of private primary care hospitals and affiliated ambulatory clinics. United Family Healthcare currently operates in Beijing, Shanghai, Tianjin and Guangzhou with a future facility under construction in Qingdao. The Company also provides medical capital equipment and products through Chindex Medical Ltd., a joint venture company with manufacturing and distribution businesses serving both domestic China and export markets. With more than thirty years of experience, the Company’s strategy is to continue its growth as a leading integrated health care provider in the Greater China region. Further Company information may be found at the Company’s website at http://www.chindex.com.

Safe Harbor Statement

Statements made in this press release relating to plans, strategies, objectives, economic performance and trends and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, the factors set forth under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, updates and additions to those “Risk Factors” in the Company’s interim reports on Form 10-Q, Forms 8-K and in other documents filed by us with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “forecasts,” “potential,” or “continue” or similar terms or the negative of these terms. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

Financial Summary Attached

CHINDEX INTERNATIONAL, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(in thousands except share and per share data)
(Unaudited)

	Three months ended March 31,
	2014	2013

Healthcare services revenue	$49,885	$41,565

Operating expenses
Salaries, wages and benefits	28,036	22,663
Other operating expenses	6,440	5,715
Supplies and purchased medical services	5,955	4,965
Bad debt expense	1,114	979
Depreciation and amortization	3,242	2,302
Lease and rental expense	3,265	2,361
Merger transaction expenses	3,301	—

	51,353	38,985

(Loss) income from operations	(1,468)	2,580

Other income and (expenses)
Interest income	225	248
Interest expense	(359)	(102)
Equity in loss of unconsolidated affiliate	(350)	(900)
Miscellaneous (expense) income — net	20	(2)

(Loss) income before income taxes	(1,932)	1,824
Provision for income taxes	(1,582)	(1,886)

Net loss	$(3,514)	$(62)

Net loss per common share — basic	$(.20)	$(.00)

Weighted average shares outstanding — basic	17,687,275	16,549,761

Net loss per common share — diluted	$(.20)	$(.00)

Weighted average shares outstanding — diluted	17,687,275	16,549,761

CHINDEX INTERNATIONAL, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(in thousands, except share data)
(Unaudited)

	March 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$28,533	$33,107
Restricted cash	1,524	1,286
Accounts receivable, less allowance for doubtful accounts of $15,316 and $14,338, respectively	23,964	23,041
Receivables from affiliates	2,614	2,897
Inventories of supplies, net	2,917	2,781
Deferred income taxes	4,922	4,763
Other current assets	5,249	3,787

Total current assets	69,723	71,662
Restricted cash and sinking funds	18,394	19,262
Investment in unconsolidated affiliate	33,828	34,178
Property and equipment, net	114,916	113,838
Noncurrent deferred income taxes	835	811
Other assets	3,940	4,817

Total assets	$241,636	$244,568

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$4,336	$3,648
Accounts payable	11,427	11,705
Payable to affiliates	1,926	1,977
Accrued expenses	17,047	17,984
Other current liabilities	13,838	11,408
Income taxes payable	3,190	3,658

Total current liabilities	51,764	50,380
Long-term debt	25,139	26,715
Long-term deferred rent	1,560	1,223
Long-term deferred tax liability	229	231

Total liabilities	78,692	78,549

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value, 500,000 shares authorized, none issued	—	—
Common stock, $.01 par value, 28,200,000 shares authorized, including 3,200,000 designated Class B:
Common stock – 17,076,369 and 16,934,753 shares issued and outstanding at March 31, 2014 and December 31, 2013, respectively	171	169
Class B stock – 1,162,500 shares issued and outstanding at March 31, 2014 and December 31, 2013, respectively	12	12
Additional paid-in capital	142,096	140,809
Retained earnings	8,936	12,450
Accumulated other comprehensive income	11,729	12,579

Total stockholders’ equity	162,944	166,019

Total liabilities and stockholders’ equity	$241,636	$244,568

CHINDEX INTERNATIONAL, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Three months ended March 31,
	2014	2013
OPERATING ACTIVITIES
Net loss	$(3,514)	$(62)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,242	2,302
Inventory write down	2	3
Provision for doubtful accounts	1,114	979
Loss on disposal of property and equipment	8	4
Equity in loss of unconsolidated affiliate	350	900
Deferred income taxes	(234)	(131)
Stock based compensation	767	790
Foreign exchange loss	349	51
Amortization of debt issuance costs	272	2
Amortization of debt discount	—	62
Changes in operating assets and liabilities:
Accounts receivable	(2,263)	(3,300)
Accounts receivable from affiliates	283	209
Inventories of supplies	(164)	(104)
Other current assets and other assets	(942)	(2,028)
Accounts payable, accrued expenses, other current liabilities and deferred revenue	1,824	1,436
Accounts payable to affiliates	(50)	212
Income taxes payable	(438)	(177)

Net cash provided by operating activities	606	1,148

INVESTING ACTIVITIES
Purchases of property and equipment	(5,397)	(2,610)

Net cash (used in) investing activities	(5,397)	(2,610)

FINANCING ACTIVITIES
Restricted cash from IFC RMB loan sinking funds	446	438
Repayment of debt	(781)	(787)
Proceeds from exercise of stock options	522	—

Net cash provided by (used in) financing activities	187	(349)
Effect of foreign exchange rate changes on cash and cash equivalents	30	(20)

Net decrease in cash and cash equivalents	(4,574)	(1,831)
Cash and cash equivalents at beginning of period	33,107	33,184

Cash and cash equivalents at end of period	$28,533	$31,353

Supplemental disclosures of cash flow information:
Cash paid for interest	$239	$18
Cash paid for taxes	$2,235	$2,189
Non-cash investing and financing activities consist of the following:
Change in property and equipment additions included in accounts payable and payable	$(80)	$(101)
to affiliates

The table below reconciles our consolidated net loss to Adjusted EBITDA (in thousands)

	Three months ended March 31,
	2014	2013
Consolidated net loss	$(3,514)	$(62)

Adjustments:
Depreciation and amortization	3,242	2,302
Provision for income taxes	1,582	1,886
Interest expense	359	102
Interest and other income, net	(245)	(246)
Development, pre-opening and start-up expense	3,955	2,547
Equity in loss of unconsolidated affiliate	350	900
Merger transaction costs	3,301	—

Subtotal – Adjustments	12,544	7,491

Adjusted EBITDA	$9,030	$7,429